As filed with the Securities and Exchange Commission on June 16, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

OSI SYSTEMS, INC.

(Exact Name of Registrant as Specified in Its Charter)

California (State orJurisdiction of Incorporation or Organization)	12525 Chadron Avenue Hawthorne, California 90250 (310) 978-0516 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)	33-0238801 (IRS Employer Identification Number)

1997 Stock Option Plan

(Full Title of the Plan)

Deepak Chopra

President and Chief Executive Officer

12525 Chadron Avenue

Hawthorne, California 90250

(310) 978-0516

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Gerald M. Chizever, Esq.

Richman, Mann, Chizever, Phillips & Duboff

9601 Wilshire Boulevard, Penthouse

Beverly Hills, California 90210

(310) 274-8300; Fax: (310) 274-2831

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (3)
Common Stock	1,500,000	$14.52	$21,780,000	$1,762.00

(1)	Plus such indeterminate number of additional shares of Common Stock as may be required in the event of a stock dividend, reverse stock split or combination of shares, recapitalization or other change in the Company’s capital stock.

(2)	Estimated solely to determine the registration fee. Based on the average of the high and low sales prices per share of Common Stock of the Company with respect to shares of Common Stock remaining to be granted under the Plan.

(3)	Calculated pursuant to Rule 457(a) and Rule 457(c), based upon the average of the high and low prices of the Common Stock on the Nasdaq National Market on May 27, 2003, which was $14.52.

INTRODUCTION

This Registration Statement on Form S-8 is filed by OSI Systems, Inc., a California corporation (the “Company” or the “Registrant”), relating to 1,500,000 shares of its Common Stock, no par value (the “Common Stock”), issuable to eligible employees of the Company and its subsidiaries under the Company’s 1997 Stock Option Plan (the “Plan”). Registrant has previously filed with the Securities and Exchange Commission a registration statement on Form S-8 with respect to the Common Stock issuable under the Plan on January 28, 1998, File No. 333-45049, pursuant to which Registrant registered 850,000 shares of Common Stock issuable under the Plan and 466,502 shares of Common Stock issuable under the Company’s 1987 Incentive Stock Option Plan, a total of 1,316,502 shares of Common Stock. The number of shares of Common Stock issuable under the Plan has been increased from 850,000 shares to 2,350,000 shares, and Registrant is filing this Registration Statement for the registration of the additional 1,500,000 shares.

INCORPORATION BY REFERENCE

Registrant hereby incorporates by reference its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on January 28, 1998, File No. 333-45049.

Registrant hereby incorporates by reference its Annual Report on Form 10-K for the fiscal year ended June 30, 2002, File No. 000-23125, and all other reports filed by the Registrant pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) since the end of the fiscal year.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Hawthorne, California, as of June 16, 2003.

OSI SYSTEMS, INC.

By:	/s/ DEEPAK CHOPRA
Deepak Chopra President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby constitutes and appoints Messrs. Deepak Chopra and Ajay Mehra, and each of them, as his or her attorneys-in-fact and agents, with full power of substitution and resubstitution for him or her in any and all capacities, to sign any and all amendments or post-effective amendments to this Registration Statement, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of such attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary in connection with such matters and hereby ratifying and confirming all that each of such attorneys-in-fact and agents or his substitutes may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated.

Signature	Title	Date

/s/ DEEPAK CHOPRA Deepak Chopra	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)	June 16, 2003

/s/ AJAY MEHRA Ajay Mehra	Director, Vice President	June 16, 2003

/s/ STEVEN C. GOOD Steven C. Good	Director	June 16, 2003

/s/ MEYER LUSKIN Meyer Luskin	Director	June 16, 2003

/s/ MADAN G. SYAL Madan G. Syal	Director	June 16, 2003

/s/ CHAND R. VISWANATHAN Chand R. Viswanathan	Director	June 16, 2003

/s/ ANUJ WADHAWAN Anuj Wadhawan	Chief Financial Officer (Principal Financial and Accounting Officer)	June 16, 2003

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.1	Legal Opinion of Richman, Mann, Chizever, Phillips & Duboff

23.1	Consent of Richman, Mann, Chizever, Phillips & Duboff (contained in Exhibit 5.1)

23.2	Consent of Deloitte & Touche LLP (independent auditors)

24.1	Power of Attorney (contained on signature page hereto)